As filed with the Securities and Exchange Commission on September 25, 2018

Registration No. 333-200887

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3576	41-1741861
(State or other jurisdiction of	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)
incorporation or organization)

3349 Highway 138, Building A, Suite E
Wall, NJ 07719
(732) 359-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. DePasquale
Chief Executive Officer
BIO-key International, Inc.
3349 Highway 138, Building A, Suite E
Wall, NJ 07719
(732) 359-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Vincent A. Vietti
Fox Rothschild LLP

997 Lenox Drive, Building 3

Lawrenceville, NJ 08648

(609) 896-3600

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 2 to Form S-1 Registration Statement (Registration No. 333-200887) shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE

Deregistration of Unsold Securities

BIO-key International, Inc. (the “Company”) filed a Registration Statement on Form S-1 (Registration No. 333-200887) (as amended, the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 29, 2015. The Registration Statement registered the resale by the selling stockholders named therein of 1,163,033 shares of the Company’s common stock, par value $0.0001, which consisted of (i) 664,590 shares of common stock; and (ii) 498,443 shares of common stock issuable upon the exercise of common stock purchase warrants. The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all securities that have not been sold pursuant to the Registration Statement as of the date hereof. Accordingly, as of the effective date hereof, the Company hereby terminates the effectiveness of the Registration Statement and deregisters all securities that remain unsold by the selling stockholders thereunder as of such termination date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on September 25, 2018.

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Michael W. DePasquale
Michael W. DePasquale
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael W. DePasquale	Chairman of the Board of Directors and Chief Executive Officer	September 25, 2018
Michael W. DePasquale	(Principal Executive Officer)

/s/ *	Chief Financial Officer	September 25, 2018
Cecilia Welch	(Principal Financial and Accounting Officer)

/s/ *	Director	September 25, 2018
Thomas E. Bush, III

/s/ *	Director	September 25, 2018
Thomas Gilley

/s/ *	Director	September 25, 2018
Wong Kwok Fong

/s/ *	Director	September 25, 2018
Yao Jianhui

* By: /s/ Michael W. DePasquale

           Attorney–in-fact